Exhibit 10.1

EXECUTION VERSION

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of January 9, 2007, by and among IAC Holding Co., a Delaware corporation (“Parent”), IAL Acquisition Co., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Subsidiary”), and Cornelius C. Vanderstar, individually and as Co-trustee of the Vanderstar Family Trust (“Shareholder”).

WHEREAS, concurrently with the execution of this Agreement, Parent, Merger Subsidiary and International Aluminum Corporation, a California corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), providing for the merger of Merger Subsidiary with and into the Company (the “Merger”), pursuant to which the Company will become a wholly owned subsidiary of Parent;

WHEREAS, as of the date hereof, Shareholder is the record or beneficial owner of 1,720,700 shares of common stock, par value $1.00 per share, of the Company (such shares, together with any other shares of Company common stock acquired by Shareholder after the date hereof, being collectively referred to herein as the “Shares”); and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Merger Subsidiary have required that Shareholder enter into this Agreement and, in order to induce Parent and Merger Subsidiary to enter into the Merger Agreement, Shareholder is willing to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.     Agreements of Shareholder.

(a)           Voting; Refrain From Certain Proxy Solicitations.  From the date hereof until any termination of this Agreement in accordance with its terms, at any meeting of the shareholders of the Company however called (or any action by written consent in lieu of a meeting) and any adjournment thereof, Shareholder shall vote the Shares (or cause them to be voted) or (as appropriate) execute written consents in respect thereof, (i) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, (ii) against any action or agreement (including, without limitation, any amendment of any agreement) that would result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company under the Merger Agreement, (iii) against any Acquisition Proposal and (iv) against any agreement (including, without limitation, any amendment of any agreement), amendment of the Company’s charter documents or other action that is intended or could reasonably be expected to prevent, impede, interfere with, delay, postpone or discourage the consummation of the Merger.  Any such vote shall be cast (or consent shall be given) by Shareholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining that a quorum is present and for purposes of recording the results of such vote (or consent).  Shareholder further covenants and agrees that he shall not, in his capacity as owner of the Shares, solicit proxies or participate in a solicitation with respect to an Acquisition Proposal.  Notwithstanding any other provision of this Agreement, Shareholder’s obligations under this Section 1(a) shall not extend to any modification or amendment to the Merger Agreement unless Shareholder otherwise agrees in a subsequent writing.

(b)           Irrevocable Proxy.  Concurrently with the execution of this Agreement, Shareholder agrees to deliver to Parent a proxy in the form attached hereto as Annex A (the “Proxy”), which shall be irrevocable to the extent provided therein.

(c)           Restriction on Transfer; Other Restrictions.  From the date hereof until any termination of this Agreement in accordance with its terms, Shareholder shall not directly or indirectly (i) sell, transfer (including by operation of law), give, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, gift, pledge, encumbrance, assignment or other disposition of, any of the Shares (or any right, title or interest thereto or therein), (ii) deposit any of the Shares into a voting trust or grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to any of the Shares, (iii) take any action that would make any representation or warranty of Shareholder set forth in this Agreement untrue or incorrect in any material respect or have the effect of preventing, disabling or delaying Shareholder from performing any of his obligations under this Agreement or (iv) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses of this Section 1(c).  Notwithstanding the foregoing, Shareholder may transfer, give or otherwise assign Shares for estate planning or charitable purposes; provided, however, that, as a condition precedent thereto, the transferee shall agree in writing to become party to this Agreement with respect to such Shares.

2.     Representation and Warranties of Parent and Merger Subsidiary.  Parent and Merger Subsidiary jointly and severally represent and warrant to Shareholder as follows:

(a)           Due Authorization.  This Agreement has been authorized by all necessary corporate action on the part of each of Parent and Merger Subsidiary and has been duly executed by a duly authorized officer of each of Parent and Merger Subsidiary.

(b)           Validity; No Conflict.  This Agreement constitutes the legal, valid and binding obligation of each of Parent and Merger Subsidiary, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally and by general principles of equity.  Neither the execution of this Agreement by Parent and Merger Subsidiary nor the consummation of the transactions contemplated hereby will result in a breach or violation of the terms of any agreement by which Parent or Merger Subsidiary is bound or of any decree, judgment, order, law or regulation now in effect of any court or other governmental body applicable to Parent or Merger Subsidiary.

3.     Representations and Warranties of Shareholder.  Shareholder hereby represents and warrants to Parent and Merger Subsidiary as follows:

(a)           Validity; Consents and Approvals; No Conflict.  This Agreement constitutes the legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally and by general principles of equity.  No consents or approvals of, or filings, declarations or registrations with, any governmental agency are necessary for the performance by Shareholder of its obligations under this Agreement, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the performance by Shareholder of any of his obligations under this Agreement.  Neither the execution and delivery of this Agreement by Shareholder, nor the performance by Shareholder of his obligations hereunder, will result in a breach or violation of the terms of any agreement by which Shareholder is bound or of any decree, judgment, order, law or regulation now in effect of any court or other governmental body applicable to Shareholder.

(b)           Ownership of Shares.  Except as specifically described on Annex B, Shareholder (i) is the record and beneficial owner of all of the Shares and (ii) owns all of the Shares free and clear of any proxy, voting restriction, adverse claim or other Lien (other than proxies and restrictions in favor of Parent and Merger Subsidiary pursuant to this Agreement and except for such transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” laws of the various states of the United States).  Without limiting the foregoing, except for certain proxies and restrictions provided for in clause (ii) above, Shareholder has sole voting power and sole power of disposition with respect to all of the Shares, with no restrictions on Shareholder’s rights of voting or disposition pertaining thereto and no Person other than Shareholder has any right to direct or approve the voting or disposition of any of the Shares.  As of the date hereof, Shareholder does not own, beneficially or of record, any securities of the Company other than 1,720,700 shares of common stock which constitute the “Shares.”

4.     Termination.  This Agreement may be terminated by Shareholder upon notice to Parent at any time within ten (10) days following any Company Adverse Recommendation Change in accordance with the Merger Agreement; provided, that, the Company pays Parent the Termination Fee prior to or simultaneously with such termination.  This Agreement and the Proxy shall terminate automatically on the first to occur of (a) the termination of the Merger Agreement in accordance with its terms and (b) the Effective Time.  Notwithstanding the foregoing, (i) nothing herein shall relieve any party from liability for breach of this Agreement and (ii) the provisions of this Section 4 and Section 5 of this Agreement shall survive any termination of this Agreement.

5.     Miscellaneous.

(a)   Action in Shareholder Capacity Only.  The parties acknowledge that this Agreement is entered into by Shareholder in his capacity as owner of the Shares only, and that nothing in this Agreement shall in any way restrict or limit Shareholder from taking any action in his capacity as a director or officer of the Company, including, without limitation, participating in his capacity as a director or officer of the Company in any discussions or negotiations in accordance with Section 5.02 of the Merger Agreement.

(b)   Expenses.  Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

(c)   Additional Shares.  Until any termination of this Agreement in accordance with its terms, Shareholder shall promptly notify Parent of the number of shares of Company common stock, if any, as to which Shareholder acquires record or beneficial ownership after the date hereof.  Any shares of Company common stock as to which Shareholder acquires record or beneficial ownership after the date hereof and prior to termination of this Agreement shall be “Shares” for purposes of this Agreement.  Without limiting the foregoing, in the event of any stock split, stock dividend or other change in the capital structure of the Company affecting the Company common stock, the number of shares constituting “Shares” shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Company common stock or other voting securities of the Company issued to Shareholder in connection therewith.

(d)   Definition of “Beneficial Ownership”. For purposes of this Agreement, “beneficial ownership” with respect to (or to “own beneficially”) any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

(e)   Further Assurances.  From time to time, at the request of Parent and without further consideration, Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(f)    Entire Agreement; No Third Party Beneficiaries.  This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.  This Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights hereunder.

(g)   Assignment; Binding Effect.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that (i) Merger Subsidiary may assign its rights and interests hereunder to Parent or to any wholly owned subsidiary of Parent if such assignment would not cause a delay in the consummation of any of the transactions contemplated by the Merger Agreement and (ii) the rights, interests and obligations of Shareholder hereunder shall be binding upon Shareholder’s heirs, trustees, executors and other representatives in the event of Shareholder’s death or incapacity.  Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  No past, present or future director, officer, employee, incorporator, member, partner or shareholder of Genstar Capital Partners IV, L.P. shall have any liability for any obligations of Parent or Merger Subsidiary under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereunder and under the Merger Agreement.  Any purported assignment not permitted under this Section shall be null and void.

(h)   Amendments.  This Agreement may not be amended or supplemented, except by a written agreement executed by the parties hereto.

(i)    Severability.  If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(j)    Counterparts.  This Agreement may be executed in two or more separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other parties hereto.

(k)   Descriptive Headings.  Headings of Sections and subsections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

(l)    Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

If to Parent or Merger Subsidiary, to:

c/o Genstar Capital Partners IV, L.P.
Four Embarcadero Center, Suite 1900
San Francisco, CA 94111
Attention:  Darren J. Gold
Facsimile:  (415) 834-2383

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
201 Redwood Shores Parkway
Redwood Shores, CA 94065
Attention:  Craig W. Adas, Esq.
Facsimile:  (650) 802-3100

If to Shareholder, to:

Cornelius C. Vanderstar
c/o International Aluminum Corporation
767 Monterey Pass Road
Monterey Park, California 91754
Facsimile:  (323) 266-3838

with a copy (which shall not constitute notice) to:

Troy & Gould Professional Corporation
1801 Century Park East, 16th Floor
Los Angeles, California 90067
Attention:   Dale E. Short, Esq.
Facsimile:  (310) 201-4746

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 P.M. in the place of receipt and such day is a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

(m)  Governing Law; Enforcement; Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, applicable to contracts executed in and to be performed entirely within that State.  All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any federal or state court sitting in the State of California, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.  The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(n)   Specific Performance; Injunctive Relief.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal or state court sitting in the State of California, this being in addition to any other remedy to which they are entitled at law or in equity.

(o)   Definitions.  Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

PARENT

By:	/s/ Darren J. Gold
Darren J. Gold
President

MERGER SUBSIDIARY

By:	/s/ Darren J. Gold
Darren J. Gold
President

SHAREHOLDER

By:	/s/ Cornelius C. Vanderstar
Cornelius C. Vanderstar, individually and as Co-trustee of the Vanderstar Family Trust

THE UNDERSIGNED, SPOUSE OF THE SHAREHOLDER, BOTH INDIVIDUALLY AND AS CO-TRUSTEE OF THE VANDERSTAR FAMILY TRUST, HEREBY EXPRESSLY APPROVES AND AGREES TO BE BOUND BY THE PROVISIONS OF THIS AGREEMENT, AND HEREBY AGREES NOT TO DEVISE OR BEQUEATH WHATEVER COMMUNITY PROPERTY INTEREST OR QUASI-COMMUNITY PROPERTY INTEREST THE UNDERSIGNED MAY HAVE IN THE SHARES IN CONTRAVENTION OF THE TERMS OF THIS AGREEMENT.

/s/ Cornelius C. Vanderstar
Cornelius C. Vanderstar, attorney-in-fact to Marguerite D. Vanderstar

ANNEX A

IRREVOCABLE PROXY

The undersigned Shareholder of International Aluminum Corporation, a California corporation (the “Company”), hereby irrevocably appoints and constitutes the members of the Board of Directors of IAC Holding Co., a Delaware corporation (“Parent”), and each of them (the “Proxyholders”), the proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned’s rights with respect to the shares of common stock of the Company beneficially owned by the undersigned, which shares are listed below (the “Shares”), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof and prior to the date this proxy terminates, to vote the Shares for the following limited, and for no other, purposes:

1.             In favor of adoption of the Agreement and Plan of Merger, dated as of January 9, 2007, by and among Parent, IAL Acquisition Co., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Subsidiary”), and the Company, and approval of the transactions contemplated by the Merger Agreement; and

2.             Against (A) any action or agreement (including, without limitation, any amendment of any agreement) that would result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company under the Merger Agreement, (B) any Acquisition Proposal (as such term is defined in the Merger Agreement) and (C) any agreement (including, without limitation, any amendment of any agreement), amendment of the Company’s charter documents or other action that is intended or could reasonably be expected to prevent, impede, interfere with, delay, postpone or discourage the consummation of the Merger.

The Proxyholders may not exercise this proxy on any other matter.  The undersigned Shareholder may vote the Shares on all such other matters.

The proxies named above are empowered at any time prior to termination of this proxy to exercise all voting rights (including the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of Company shareholders, and in every written consent in lieu of such meeting, or otherwise.

The proxy granted by the Shareholder to the Proxyholders is hereby granted as of the date hereof in connection with the obligations of the Shareholder set forth in the Support Agreement, dated as of January 9, 2007, among Parent, Merger Subsidiary and the Shareholder (the “Support Agreement”), and is irrevocable and coupled with an interest in such obligations and in the interests in the Company to be purchased and sold pursuant to the Merger Agreement.  This proxy will automatically terminate upon the termination of the Support Agreement in accordance with its terms.

Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares, and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, are hereby revoked and no subsequent proxies will be given until such time as this proxy shall be terminated in accordance with its terms.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.  The undersigned hereby authorizes the Proxyholders to file this proxy and any substitution or revocation of substitution with the Secretary of the Company and with any Inspector of Elections at any meeting of Shareholders of the Company.

This proxy is irrevocable and shall survive the incapacity or death of the undersigned.

Dated:                              , 2007

Cornelius C. Vanderstar, individually and as Co-trustee of the Vanderstar Family Trust

THE UNDERSIGNED, SPOUSE OF THE SHAREHOLDER, BOTH INDIVIDUALLY AND AS CO-TRUSTEE OF THE VANDERSTAR FAMILY TRUST, HEREBY EXPRESSLY APPROVES AND AGREES TO BE BOUND BY THE PROVISIONS OF THIS PROXY, AND HEREBY AGREES NOT TO DEVISE OR BEQUEATH WHATEVER COMMUNITY PROPERTY INTEREST OR QUASI-COMMUNITY PROPERTY INTEREST THE UNDERSIGNED MAY HAVE IN THE SHARES IN CONTRAVENTION OF THE TERMS OF THIS PROXY.

Cornelius C. Vanderstar, attorney-in-fact to Marguerite D. Vanderstar

ANNEX B

OWNERSHIP OF SHARES

Record Owner	Number of Shares

Vanderstar Family Trust	1,720,700